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                            EXHIBIT 3.01

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                    ARTICLES OF INCORPORATION
                               OF
                CASINOVATIONS NEVADA INCORPORATED
                      A NEVADA CORPORATION

     I, THE UNDERSIGNED, being the original incorporator herein named, for the purpose of forming a corporation under Chapter 78 of the Nevada Revised Statutes (the "NRS"), to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

                            ARTICLE I
                              NAME

     The   name  of  the  corporation  is  Casinovations   Nevada
Incorporated (the "Corporation").

                           ARTICLE II
              RESIDENT AGENT AND REGISTERED OFFICE

     The name and address of the Corporation's resident agent for service  of  process is Kummer Kaempfer Bonner  &  Renshaw,  3800
Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109.

                           ARTICLE III
                             PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the NRS.

                           ARTICLE IV
                         SHARES OF STOCK

     SECTION 4.1. CAPITAL STOCK. The Corporation is authorized to issue forty million (40,000,000) shares of common stock, $.001 par value ("Common Stock"), and ten million (10,000,000) shares of preferred stock, $.001 par value ("Preferred Stock"). Common Stock and Preferred Stock may be issued from time to time without action by the stockholders. Common Stock and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

     SECTION 4.2.  COMMON STOCK.  The shares of authorized Common
Stock of the Corporation shall be identical in all respects and shall have equal rights and privileges.

     SECTION 4.3. PREFERRED STOCK. The Board of Directors shall have authority to issue the shares of Preferred Stock from time to time on such terms as it may determine, and to divide the Preferred Stock into one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the voting powers, full or limited, or no voting powers, the designations, powers and relative,

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participating, optional, or other special rights of such  series, and qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law.

     SECTION 4.4. VOTING POWER FOR HOLDERS OF COMMON STOCK AND PREFERRED STOCK. Except as otherwise provided in these Articles of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him or her on all matters submitted to stockholders for a vote and each holder of any series of Preferred Stock shall have no voting rights, either general or specific, of any kind whatsoever except to the extent expressly so provided by the Board of Directors pursuant to Section 4.3 hereof.

                            ARTICLE V
                            DIRECTORS

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which initially shall consist of six (6) directors. Provided that the Corporation has at least one director, the number of directors may at any time or times be increased or decreased as provided in the bylaws. The names, addresses and categories of the initial members of the Board of Directors are as follows:

                NAME                   ADDRESS


        Steven J. Blad        6744 S. Spencer Street
                              Las Vegas, Nevada  89119

        Richard S. Huson      6744 S. Spencer Street
                              Las Vegas, Nevada  89119

        Ron Keil              6744 S. Spencer Street
                              Las Vegas, Nevada  89119

        Jamie McKee           6744 S. Spencer Street
                              Las Vegas, Nevada  89119

        David Sampson         6744 S. Spencer Street
                              Las Vegas, Nevada  89119

        Bob L. Smith          6744 S. Spencer Street
                              Las Vegas, Nevada  89119


                           ARTICLE VI
                             BYLAWS

     The Board of Directors shall have power to make, alter, amend and repeal the bylaws of the Corporation. Any bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by a majority vote of the entire Board of Directors or by a

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two-thirds vote of all of the stock issued and outstanding at any annual or special meeting of stockholders, provided that notice of intention to amend shall have been contained in the notice for such meeting.

                           ARTICLE VII
                          INCORPORATOR

     The name and address of the incorporator of the Corporation is Robert C. Kim, Kummer Kaempfer Bonner & Renshaw, 3800 Howard
Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109.

                          ARTICLE VIII
               DIRECTORS' AND OFFICERS' LIABILITY

     A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or
(ii) the unlawful payment of distributions. Any repeal or modification of this article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                           ARTICLE IX
                            INDEMNITY

     Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

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     Without limiting the application of the foregoing, the Board of  Directors may adopt Bylaws from time to time with respect  to
indemnification,   to   provide  at   all   times   the   fullest
indemnification permitted under the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee, agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

                            ARTICLE X
                    GAMING REGULATORY MATTERS

     If the Nevada Gaming Commission or the governing gaming regulatory agency of a jurisdiction in which the Corporation holds a privileged license (collectively "Gaming Regulatory Authorities") at any time determines that a holder of stock or other security of this Corporation is unsuitable to hold such stock or other security, then, until such stock or security is no longer owned by such person, (a) the Corporation shall not be required or permitted to pay any dividend or interest with respect to the stock or security, (b) the holder of such stock or security shall not be entitled to vote on any matter as the holder of such stock or security, and such stock or security shall not, for any purpose whatsoever, be included in the stock or security of the Corporation entitled to vote, and (c) the Corporation shall not pay any remuneration in any form to the holder of such stock or security.

     If the Gaming Regulatory Authorities determine that a holder of stock or other security of this Corporation is unsuitable, such holder shall, upon written demand of the Corporation, relinquish ownership of such stock or security and, if the Corporation determines it to be necessary, the Corporation may purchase such stock or security for cash at fair market value to be determined at the sole discretion of the Corporation.

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     IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of March 1999, declaring and certifying that the facts stated hereinabove are true.


                              /s/ Robert C. Kim
                              -----------------------------------
                              Robert C. Kim, Incorporator


                         ACKNOWLEDGMENT


STATE OF NEVADA )
                )  ss.
COUNTY OF CLARK )

     This instrument was acknowledged before me on March 4, 1999,
by   Robert  C.  Kim  as  Incorporator  of  Casinovations  Nevada
Incorporated.


                              /s/ Kimberly Schroeder
                              ------------------------------------
                              Notary Public

[SEAL: Kimberly Schroeder
       Notary Public - Nevada
       My appt. exp. July 18, 2000
       No. 96-4320-1]

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